Exhibit 10.4

Execution Version

PURCHASE AGREEMENT

This PURCHASE AGREEMENT is made and entered into as of June 30, 2008 among SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), STARBASE INTERNATIONAL LIMITED, a company registered in the British Virgin Islands (the “Purchaser”), and COFCO (HONG KONG) LIMITED, a company incorporated in Hong Kong (the “Guarantor”).

WITNESSETH:

WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to issue and sell to the Purchaser the number of authorized but unissued shares set forth on the signature page hereto (the “Shares”) of common stock, $0.50 par value per share, of the Company (the “Common Stock”);

WHEREAS, the Purchaser wishes to purchase the Shares on the terms and subject to the conditions set forth herein;

WHEREAS, the Purchaser is a wholly-owned indirect subsidiary of the Guarantor and the Guarantor is willing to provide an unconditional guarantee to the Company of the full and timely performance by the Purchaser of each and all of its obligations under this Agreement, including the payment of the Purchase Price.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“2008 Annual Meeting” has the meaning set forth in Section 5.01(a)

“2009 Annual Meeting” has the meaning set forth in Section 5.01(b).

“Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose, “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such corporation or other business entity.

“Arbitration Notice” has the meaning set forth in Section 8.06(c).

“Board of Directors” means the board of directors of the Company.

“Closing” has the meaning set forth in Section 2.03(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing Date” has the meaning set forth in Section 2.03(b).

“Commission” means the Securities and Exchange Commission of the United States.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Burdensome Condition” has the meaning set forth in Section 6.01(e).

“Company Fundamental Reps” means representations and warranties of the Company set forth in Sections 4.01(b) and (d)-(g).

“Damages” has the meaning set forth in Section 7.02(a).

“Dispute” has the meaning set forth in Section 8.06(b).

“Environmental Laws” has the meaning set forth in Section 4.01(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States.

“Exchange Act Documents” has the meaning set forth in Section 4.01(a).

“First Closing” has the meaning set forth in Section 2.03(a).

“First Closing Date” has the meaning set forth in Section 2.03(a).

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“indemnified party” has the meaning set forth in Section 7.03.

“indemnifying party” has the meaning set forth in Section 7.03.

“Lock-Up Period” has the meaning set forth in Section 5.02(b).

“Material Adverse Effect” means any change or effect that is, or would reasonably be expected to be, materially adverse to (a) the business, assets, operations, condition (financial or otherwise) or results of operations, on the Company and its subsidiaries, taken as a whole; provided that, with respect to this clause (a), a “Material Adverse Effect” shall not be deemed to include any effects to the extent resulting from (i) changes in generally accepted accounting principles, (ii) changes in laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (iii) changes in the general economic and other conditions affecting the industries in which the Company and its subsidiaries compete, including the cyclicality of the businesses of the Company and its subsidiaries and commodity price increases, (iv) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attach upon the United States, or any of its territories, possessions or diplomatic or consular officers or upon any military installation, equipment or personnel of the United States or (v) changes to the financial, banking or securities markets, except, with respect to clauses (iii), (iv) and (v), to the extent that the effects of such conditions or changes are disproportionately adverse to the business, assets, operations, condition (financial or otherwise) or results of operations, on the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement.

“NYSE” means the New York Stock Exchange.

“Purchase Price” means the product of (i) the number of Shares and (ii) the last reported sale price per share of the Common Stock as of the end of the regular trading session on the consolidated tape as indicated on the Bloomberg page “SFD <EQUITY> HP” (or successor page) on the pricing date for the offering of the Company’s Convertible Senior Notes due between 2011 and 2015.

“Purchaser Affiliates” has the meaning set forth in Section 4.02(e).

“Purchaser Burdensome Condition” has the meaning set forth in Section 6.01(c).

“Purchaser Nominee” has the meaning set forth in Section 5.01(a).

“Purchaser” has the meaning set forth in the preamble.

“Rules” has the meaning set forth in Section 8.06(c).

“Second Closing” has the meaning set forth in Section 2.03(b).

“Second Closing Date” has the meaning set forth in Section 2.03(b).

“Securities Act” means the Securities Act of 1933, as amended, of the United States.

“Shares” has the meaning set forth in the recitals.

“Shares Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from any Shares.

“Transfer” has the meaning set forth in Section 5.02(b).

“Warranty Breach” has the meaning set forth in Section 7.02(a).

ARTICLE 2

THE STOCK PURCHASE

Section 2.01. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of the Shares to the Purchaser, the Purchaser has authorized the purchase of the Shares from the Company, and the Guarantor has authorized the irrevocable and unconditional guarantee of each and all of the Purchaser’s obligations hereunder.

Section 2.02. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of Shares as set forth on the signature page hereto at the Purchase Price.

Section 2.03. Payment and Delivery.

(a) The Company shall promptly deliver a portion of the Shares not in excess of the lower of (i) 3,178,000 and (ii) the maximum number of Shares that can be purchased by the Purchaser without making a filing under HSR Act, against payment by the Purchaser of the apportioned Purchase Price in New York as promptly as practicable but in no event more than two business days following the closing of the offering of Company’s Convertible Senior Notes due between 2011 and 2015 provided all of the applicable conditions precedent set forth in Article 3 (other than the conditions precedent set forth in Section 3.05) have been satisfied in full or waived or at such other location, date and time as may be agreed upon between the Purchaser and the Company. Such delivery and payment shall be the “First Closing” and the time and date for the First Closing shall be the “First Closing Date”.

(b) The Company shall promptly deliver the remaining Shares against payment by the Purchaser of the remainder of the Purchase Price in New York on or before the second business day after all of the applicable conditions precedent set forth in Article 3 have been satisfied in full or waived or at such other location, date and time as may be agreed upon between the Purchaser and the Company. Such delivery and payment shall be the “Second Closing” (each of the First Closing and the Second Closing being a “Closing”) and the time and date for the Second Closing shall be the “Second Closing Date” (each of the First Closing Date and the Second Closing Date being a “Closing Date”).

(c) At each Closing, the Company shall deliver to the Purchaser a single stock certificate representing the applicable number of Shares, to be registered in the name of the Purchaser, against payment of the applicable Purchase Price therefor in U.S. dollars by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

Section 2.04. Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to the Company the full and timely performance by the Purchaser of each and all of its obligations under this Agreement, including the payment of the Purchase Price.

ARTICLE 3.

CONDITIONS PRECEDENT

Section 3.01. Conditions to Obligations of the Purchaser and the Company. The obligations of the Purchaser and the Company to consummate each Closing are subject to the satisfaction of the following conditions precedent:

(a) No provision of any applicable federal, state or local law enacted after the date hereof shall prohibit the consummation of such Closing.

(b) No proceeding instituted by a Governmental Entity challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay such Closing, shall be pending before any court, governmental body, agency or official.

(c) All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any Governmental Entity or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(d) The offering and sale of the Company’s Convertible Senior Notes due between 2011 and 2015 with minimum proceeds to the Company of $100,000,000 shall have closed on or before July 15, 2008.

Section 3.02. Conditions to the Company’s Obligations. The Company’s obligations to consummate each Closing are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of the Purchaser shall be true and correct as of the date hereof.

(b) The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to such Closing Date.

Section 3.03. Conditions to the Obligations of the Purchaser and the Guarantor. The obligations of the Purchaser to consummate each Closing and of the Guarantor to guarantee the full and timely performance of each and all of the Purchaser’s obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties contained herein of the Company shall be true and correct as of the date hereof and the Company Fundamental Reps shall also be true and correct at each Closing Date.

(b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to each Closing Date.

(c) The Purchaser shall have received on such Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened and other matters as to which the representation or warranty of the Company is qualified by the Company’s knowledge.

(d) The Purchaser shall have received on such Closing Date (i) an opinion of Hogan & Hartson LLP, counsel for the Company, dated such Closing Date, to the effect set forth in Exhibit A-1 and (ii) an opinion of McGuireWoods LLP, counsel for the Company, dated such Closing Date, to the effect set forth in Exhibit A-2. Such opinions shall be delivered to the Purchaser at the request of the Company and shall so state therein.

Section 3.04. Additional Conditions to the First Closing. In addition to the conditions set forth in Sections 3.01, 3.02 and 3.03 above, the obligations of the Purchaser to consummate the First Closing are also subject to the condition precedent that no Material Adverse Effect shall have occurred.

Section 3.05 Additional Conditions to the Second Closing. In addition to the conditions set forth in Sections 3.01, 3.02 and 3.03 above, the obligations of the Purchaser and the Company to consummate the Second Closing are also subject to the satisfaction of the following conditions precedent:

(a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

(b) The First Closing shall have occurred.

(c) No Material Adverse Effect shall have occurred.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser and the Guarantor that:

(a) The Company has filed with the Commission all documents required to be filed pursuant to the Exchange Act during the twelve (12) months preceding the date of this Agreement. The following documents (collectively, the “Exchange Act Documents”) complied when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and did not, when so filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the representation and warranty set forth in this Section 4.01(a) shall not pertain to any statement that has been modified or superseded by a subsequently filed Exchange Act Document to the extent that such subsequently filed Exchange Act Document shall have been filed on or prior to the date of this Agreement):

(i) Quarterly Report on Form 10-Q for the Quarter ended January 27, 2008;

(ii) Annual Report on Form 10-K for the Year ended April 27, 2008;

(iii) Definitive Proxy Statement filed with the Commission on July 30, 2007; and

(iv) All other documents (other than filings made pursuant to Rule 425 under the Rules and Regulations of the Commission under the Securities Act, if any), filed by the Company with the Commission since April 27, 2008 (but only to the extent that such documents are, or are deemed to be, incorporated by reference for filing purposes under the Exchange Act).

(b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to own its property and to conduct its business as currently conducted and as described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(c) The information contained in the Exchange Act Documents considered as a whole and as amended as of the date hereof do not, as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and described in the Exchange Act Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, other than as set forth in the Exchange Act Documents, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification in Article 7 hereof may be limited under applicable law.

(f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Exchange Act Documents. The Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, other than any contravention that would not have, or reasonably be expected to have, a Material Adverse Effect, and no consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, other than (i) compliance with the applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of any applicable foreign or state securities or “blue sky” laws, and (iii) any consent, approval, actions or filings the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

(h) There has not occurred any Material Adverse Effect since April 27, 2008.

(i) There are no legal or governmental proceedings pending or to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Exchange Act Documents and proceedings that would not have a Material Adverse Effect.

(j) The Company is conducting the business in material compliance with all applicable law and, since April 27, 2008, the Company has not violated or, to the knowledge of the Company, is not under any investigation with respect to, or has been threatened to be charged with, or received any written notice from any Government Entity, to the effect that the Company is not in material compliance with any applicable law, except for any noncompliance or violation which would not have, or reasonably be expected to have, a Material Adverse Effect.

(k) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(l) Except as disclosed in the Exchange Act Documents, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(m) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE. The Company has not received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied with all requirements of the NYSE with respect to the issuance of the Shares and shall take all actions necessary to list the Shares on the NYSE.

(p) The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(q) The Company is not in discussions and has not reached any understanding, whether or not in writing, regarding potential terms with respect to any transaction that would constitute a business combination under Regulation S-X 11-01(a), where the business to be acquired would constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X at the 10% level.

(r) Ernst & Young LLP, whose report on the financial statements of the Company is filed with the Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2008, are independent registered public accountants as required by the Securities Act and the rules and regulations under the Securities Act. Except as described in the Exchange Act Documents and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Ernst & Young LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(s) The financial statements of the Company, together with the related schedules and notes: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Securities Act and the rules and regulations thereunder and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Exchange Act Documents present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the Exchange Act Documents that are not included as required by the Securities Act, the Exchange Act and/or the rules and regulations thereunder.

(t) The Company has timely filed all federal, state and foreign income and franchise tax returns required to be filed by the Company on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company that might reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company. The Company is not currently, has never been, and does not expect to become, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(u) The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting treatment for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Except as disclosed in the Exchange Act Documents, no labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect.

(w) Except for the offering and sale of the Company’s Convertible Senior Notes due between 2011 and 2015 (as to which no representation is being made), neither the Company nor any Affiliate of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and (ii) of this paragraph.

(x) Subject to the accuracy of the Purchaser’s representations herein and the compliance by the Purchaser with all of the Purchaser’s covenants contained herein, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

(y) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.02. Representation and Warranties of the Purchaser and Guarantor. The Purchaser and the Guarantor, jointly and severally, represent and warrant to the Company that:

(a) The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares and has had the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Shares.

(b) In connection with the Purchaser’s decision to purchase the number of Shares set forth on the signature page hereto and the Guarantor’s guarantee of the Purchaser’s obligations under this Agreement, the Purchaser and the Guarantor have relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein and the information received pursuant to Section 4.02(a).

(c) The Purchaser is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares.

(d) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Purchaser and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification in Article 7 hereof may be limited under applicable law.

(e) Based on the Company having 141,398,175 shares of Common Stock outstanding at the Second Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), the Purchaser, together with its ultimate parent entity and all entities controlled by the same ultimate parent as the Purchaser (such entities, including the Purchaser, hereinafter collectively referred to as the “Purchaser Affiliates”), will not beneficially own in excess of 4.99% of the Company’s outstanding voting securities as a result of the sale and purchase of the Shares pursuant to this Agreement or otherwise as of the First Closing Date or the Second Closing Date, and all voting securities of the Company that the Purchaser Affiliates will beneficially own, directly or indirectly, at each Closing Date (after giving effect to the sale and purchase of Shares pursuant to this Agreement), will be held solely for the purpose of investment such that these securities will be held by the Purchaser Affiliates with no intention on the part of any of them to participate in the formulation, determination or direction of the basic business decisions of the Company. It being understood that the service of Mr. Ning or any other Purchaser Nominee, and seeking to obtain the election of Mr. Ning or any other Purchaser Nominee, as a director of the Company shall not be deemed to contravene this Section 4.02(e).

(f) Each of Purchaser and Guarantor is not a “U.S. Person” within the meaning of Regulation S under the Securities Act and is not acquiring Shares for the account or benefit of any “U.S. Person”.

(g) Purchaser:

(i) is able to fend for itself in the transactions contemplated by this Agreement;

(ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and

(iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(h) Purchaser is aware and agrees (i) that the sale to it is being made in an “off -shore transaction” (as defined in Regulation S under the Securities Act) in reliance on an exemption from registration under the Securities Act, (ii) that the Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act, and (iii) that the Shares have not been and will not be registered under the Securities Act.

(i) Purchaser is not acquiring the Shares as a result of or in connection with any activity that would constitute “directed selling efforts” (within the meaning given to that term in Regulation S under the Securities Act) or any general solicitation or advertising in the United States and agrees to resell the Shares only in accordance with the provisions of Regulation S or pursuant to an available exemption from registration under the Securities Act.

(j) Purchaser was outside the United States at the time (i) the offer to purchase and the sale of the Shares was made, (ii) the buy order was made for the Shares, and (iii) it executed the Agreement.

(k) Except for Morgan Stanley Asia Limited whose fees and expenses will be paid by the Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

(l) The execution and delivery by the Purchaser and the Guarantor of, and the performance by the Purchaser and the Guarantor of their obligations under, this Agreement will not contravene any provision of applicable law or the organizational documents of the Purchaser or any agreement or other instrument binding upon the Purchaser or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Purchaser or any subsidiary, other than any contravention that would not have, or reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Purchaser or any of its Affiliates or on the ability of the Purchaser to perform its obligations and consummate the transactions contemplated by this Agreement.

(m) No consent, approval, authorization or order of, or filing or qualification with, any governmental body or agency is required for the performance by the Purchaser or Guarantor of its respective obligations under this Agreement, other than (i) compliance with the applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of any applicable foreign or state securities or “blue sky” laws, and (iii) any consent, approval, actions or filings the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Purchaser or any of its Affiliates or on the ability of the Purchaser to perform its obligations and consummate the transactions contemplated by this Agreement.

(n) Purchaser understands that nothing in this Agreement, the Exchange Act Documents or any other materials presented to Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such tax, legal and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

(o) The Purchaser has or will have available funds to purchase the Shares at each Closing on the terms and conditions set forth in this Agreement.

ARTICLE 5

COVENANTS

Section 5.01. Covenants of the Company.

(a) Promptly after the First Closing, the Company shall cause the Board of Directors to nominate Mr. Gaoning Ning, or, if Mr. Ning is no longer the chairman of the board of directors of the Purchaser’s ultimate parent entity, an alternative nominee designated by the Purchaser, which nominee shall be the chairman or other senior executive officer of the Purchaser’s ultimate parent entity and shall be reasonably acceptable to the nominating committee of the Board of Directors (such person, a “Purchaser Nominee”), to stand for election at the Company’s annual meeting of shareholders to be held on August 27, 2008 (the “2008 Annual Meeting”), to serve as a director whose term shall expire after three years.

(b) Subject to Section 5.01(e) below, in the event that Mr. Ning or, if applicable, any other Purchaser Nominee, is not elected as a director at the 2008 Annual Meeting, the Company shall cause the Board of Directors to (i) increase the number of directors by one and to appoint an alternative Purchaser Nominee to serve as a director until the Company’s annual meeting of shareholders to be held in 2009 (the “2009 Annual Meeting”), and (ii) to nominate such alternative Purchaser Nominee, or if applicable, any other Purchaser Nominee, to stand for election or reelection at the 2009 Annual Meeting as a director whose term shall expire after two years.

(c) Subject to Section 5.01(e) below, in the event that, during the initial three years following the 2008 Annual Meeting, Mr. Ning, or any other Purchaser Nominee, dies or no longer serves as the chairman or as a senior executive of the Purchaser’s ultimate parent entity (in which event the Guarantor shall cause Mr. Ning or such other Purchaser Nominee to resign from the Board of Directors), the Board of Directors shall appoint a replacement Purchaser Nominee to serve as a director for the balance of such initial three-year period, or if during the balance of such initial three-year period, there would be an annual meeting of shareholders, then nominate such replacement Purchaser Nominee or any other Purchaser Nominee, to stand for election or reelection at such annual meeting of shareholders as a director whose term shall expire after three years following the 2008 Annual Meeting.

(d) Subject to Section 5.01(c) above, in the event that, during any term as director, Mr. Ning or any other Purchaser Nominee no longer serves as the chairman or as a senior executive of the Purchaser’s ultimate parent entity, the Guarantor shall, at the Company’s request, cause Mr. Ning or such other Purchaser Nominee to resign from the Board of Directors.

(e) In the event that the Purchaser and the Purchaser Affiliates Transfer any Shares and, following such Transfer, beneficially own, in the aggregate, less than two percent (2%) of the then outstanding shares of Common Stock, the Guarantor shall, at the Company’s request, cause Mr. Ning or, if applicable, any other Purchaser Nominee, to resign as a director from the Board of Directors and the Company shall have no further obligations under Section 5.01(b) and (c). For the avoidance of doubt, Mr. Ning or such other Purchaser Nominee shall not be required to resign as a director from the Board of Directors, if the shares of Common Stock beneficially owned by the Purchaser and the Purchaser Affiliates, in the aggregate, are reduced to less than two percent (2%) of the then outstanding shares of Common Stock solely as a result of any dilution events with respect to the Common Stock, unless the Purchaser or the Purchaser Affiliates make a Transfer of any Shares to a third party.

(f) The Company shall cooperate in good faith with any request by the Purchaser to furnish the Purchaser with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Purchaser or any of its subsidiaries to any Governmental Entity in connection with the purchase of the Shares.

(g) The Company shall give reasonable advance notice of, and shall give good faith consideration to the views of the Purchaser on, all disclosures relating to the Purchaser and Purchaser Affiliates in connection with any statement, filing, notice or application made by or on behalf of the Company or any of its subsidiaries to any Governmental Entity and in connection with the inclusion of information regarding Purchaser, Purchaser Affiliates, Mr. Ning or any other Purchaser Nominee in any definitive proxy statement of the Company to be filed with the Commission or in any other report required to be filed with the Commission or any other Governmental Entity (other than any such statement, filing, notice or other disclosure that includes no information regarding Purchaser, Purchaser Affiliates, Mr. Ning or any Purchaser Nominee not previously included in a filing with the Commission or any other Governmental Entity).

(h) On the assumption that the Purchaser will not own any shares of Common Stock or have any representation on the Company’s Board of Directors, except as contemplated by this Agreement, or control or influence the management or policies of the Company, including through Mr. Ning or any other Purchaser Nominee on the Company’s Board of Directors, the Company acknowledges and agrees that the Purchaser is not, and the Company will not treat the Purchaser as if it were, an “affiliate” of the Company within the meaning of the Securities Act or the Exchange Act or the rules and regulations thereunder as in effect on the date hereof.

(i) At any time prior to the expiration of the Lock-Up Period, the Purchaser shall be entitled to give a notice to the Company requiring that its Shares be converted into book-entry form. Any such request will be accompanied by certificates representing the Shares and details about the Purchaser’s securities account. Upon receipt of such notice, the Company shall take all necessary actions to cause the crediting of Purchaser’s securities account with such Shares in book entry form immediately following the later of (i) fifteen (15) days after such notice being delivered and (ii) expiration of the Lock-Up Period.

Section 5.02. Covenants of the Purchaser.

(a) The Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(b) Without the prior written consent of the Company, from the First Closing Date until the first anniversary of the First Closing Date (the “Lock-Up Period”), the Purchaser shall not (i) directly or indirectly transfer, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, enter into any Shares Hedging Transaction, grant any option, right or warrant for the sale of, pledge, encumber, mortgage, hypothecate or otherwise dispose of the Shares, or any securities convertible into or exchangeable or exercisable for, or repayable with, the Shares (collectively, “Transfer”), to any third party other than the Purchaser Affiliates, or (ii) enter into any swap or other agreement or any transaction that would transfer, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares to any third party other than the Purchaser Affiliates. Transfer of Shares to Purchaser Affiliates shall be permitted if such Purchaser Affiliate agrees in writing for the benefit of the Company to be bound by the terms of this Agreement; provided that no such Transfer shall relieve the Purchaser or the Guarantor of its obligations under this Agreement.

(c) Subject to Section 5.02(g) below, the Purchaser agrees that, without the prior approval of the Company, neither the Purchaser nor any of the Purchaser Affiliates will, directly or indirectly, purchase, offer to purchase, or agree to purchase or otherwise acquire beneficial ownership (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in the Purchaser or the Purchaser Affiliates having beneficial ownership of more than 9.9% of the outstanding shares of voting stock or Common Stock of the Company nor will the Purchaser or the Purchaser Affiliates be part of any “group” (under Section 13(d) of the Exchange Act) having beneficial ownership of more than 9.9% of the outstanding shares of voting stock or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the beneficial ownership of the Purchaser and the Purchaser Affiliates, (x) any security that is convertible into, or exercisable for, any voting stock of the Company or Common Stock that is beneficially owned by the Purchaser or the Purchaser Affiliates shall be treated as fully converted or exercised, as the case may be, into the underlying voting stock of the Company or Common Stock, (y) the voting stock of the Company, Common Stock and securities convertible into, or exercisable for, voting stock of the Company or Common Stock, that are beneficially owned by the Purchaser and each of the Purchaser Affiliates shall be aggregated and (z) any security convertible into, or exercisable for, the voting stock of the Company or Common Stock that is beneficially owned by any person other than the Purchaser or any of the Purchaser Affiliates shall not be taken into account).

(d) Subject to Section 5.02(g) below, the Purchaser agrees that, without the prior approval of the Company, neither the Purchaser nor any of the Purchaser Affiliates will, directly or indirectly, (i) make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, or seek or propose to influence, advise, change or control the management, board of directors, policies, affairs or strategy of the Company by way of any public communication, or other communications, to securityholders intended for such purpose, (ii) make a proposal for any acquisition of, or similar extraordinary transaction involving, the Company or a material portion of its securities or assets, (iii) seek to control or influence the management or policies of the Company, board of directors of the Company or policies of the Company, including any of the Company’s subsidiaries, or (iv) enter into any agreements or understandings with any person (other than the Company) for the purpose of any of the actions described in clauses (i), (ii) or (iii) above; it being understood that the service of Mr. Ning or any other Purchaser Nominee, and seeking to obtain the election of Mr. Ning or any other Purchaser Nominee, as a director of the Company shall not be deemed to contravene this Section 5.02(d).

(e) The Purchaser and the Guarantor shall cooperate in good faith with any request by the Company to furnish the Company with all information concerning itself, its subsidiaries, directors, officers and stockholders, Mr. Ning or any other Purchaser Nominee and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Company or any of its subsidiaries to any Governmental Entity and in connection with the inclusion of information regarding Mr. Ning or any other

Purchaser Nominee in the definitive proxy statement of the Company to be filed with the Commission or in any other report required to be filed with the Commission or any other Governmental Entity.

(f) For so long as Mr. Ning or any other Purchaser Nominee serves on the Board of Directors of the Company, the Purchaser and the Purchaser Affiliates shall not Transfer, or purchase, offer to purchase, or agree to purchase or otherwise acquire beneficial ownership of, any Common Stock, or securities convertible into or exchangeable for Common Stock other than during the “trading windows” applicable to directors of the Company (other than Transfers to Purchaser Affiliates made in accordance with this Section 5.02).

(g) The Purchaser’s obligations under paragraphs (c) and (d) of this Section 5.02 shall terminate on the date on which the Purchaser and the Purchaser Affiliates beneficially own, in the aggregate, less than 2% of the outstanding Common Stock; provided that such obligations shall automatically be reinstated in the event that, within one year following the date of such termination, the Purchaser and the Purchaser Affiliates acquire any beneficial ownership of any additional shares of Common Stock that result in the Purchaser and the Purchaser Affiliates beneficially owning, in the aggregate, 2% or more of the outstanding Common Stock (in each case treating any convertible securities of the Company that are beneficially owned by the Purchaser or the Purchaser Affiliates as fully converted into the underlying Common Stock).

(h) Subject to Section 5.01(i), the Purchaser agrees that all certificates or other instruments representing the Shares will bear a legend substantially to the following effect:

“THE SHARES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2008, BETWEEN THE ISSUER OF THESE SECURITIES AND THE PURCHASER REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SHARES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(i) After the Purchaser’s Shares are converted to book-entry form pursuant to Section 5.01(i), for so long as Mr. Ning or any other Purchaser Nominee remains a member of the Board of Directors, the Purchaser and the Purchaser Affiliates shall promptly notify the Company of any Transfer of Shares (including the number of Shares Transferred and the date of such Transfer) following any such Transfer.

(j) The Purchaser shall remain a controlled subsidiary of the Guarantor for so long as the provisions of Sections 5.02(b), (c) or (d) are applicable.

ARTICLE 6

ADDITIONAL AGREEMENTS OF THE PARTIES.

Section 6.01. Regulatory Filing.

(a) The Purchaser and the Company shall use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (including, without limitation, under the HSR Act, which filing shall be made by Purchaser and the Company within six (6) business days following the date of this Agreement), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities, and take all other actions, that are necessary or advisable to consummate the transactions contemplated by this Agreement. Each of the Company and Purchaser shall have the right to consult the other, in each case subject to applicable laws relating to the exchange of information, with respect to any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing and subject to applicable law, each of the Purchaser and the Company shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other written communications, and the substance of any material oral communications, between the Purchaser and the Company, as the case may be, or any of their respective subsidiaries or affiliates, and any relevant third parties or Governmental Entities with respect to the transactions contemplated by this Agreement (other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

(b) The Purchaser and the Company shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser, the Company or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c) The Purchaser, the Guarantor and the Company shall promptly furnish the other with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement (other than in respect of information filed or otherwise submitted confidentially to any such Governmental Entity).

(d) Notwithstanding anything in this Agreement to the contrary, in no event will the Purchaser or the Purchaser Affiliates be obligated to:

(i) without limiting the Purchaser’s obligation under clause (ii) below, propose or accept any divestiture of any of the Purchaser’s or any of the Purchaser Affiliates’ assets, accept any operational restriction on the Purchaser’s or any of the Purchaser Affiliates’ business, or agree to take any action that limits the Purchaser’s or the Purchaser Affiliates’ commercial practices in any way to obtain any consent, acceptance or approval of any Governmental Entity to consummate the transactions contemplated by this Agreement; or

(ii) propose or agree to accept any term or condition or otherwise modify the terms of this Agreement, including for the avoidance of doubt the terms or the amount of the Shares to be delivered by the Company under this Agreement, to obtain any consent, acceptance or approval of any Governmental Entity to the consummation of the transactions contemplated hereby if such term, condition or modification would (A) materially adversely affect (with respect to the Purchaser or the Purchaser Affiliates) any term of the transactions contemplated by this Agreement (other than a financial term), or (B) adversely affect (with respect to the Purchaser or the Purchaser Affiliates) any financial term of the transactions contemplated hereby.

(iii) Any of the foregoing contemplated by clauses (i) and (ii) above shall be a “Purchaser Burdensome Condition”.

(iv) With regard to any Governmental Entity, neither the Company nor any of its subsidiaries (or any of their respective Affiliates) shall, without the Purchaser’s prior written consent, discuss or commit to any Purchaser Burdensome Condition.

(e) Notwithstanding anything in this Agreement to the contrary, in no event will the Company or its Affiliates be obligated to:

(i) without limiting the Company’s obligation under clause (ii) below, propose or accept any divestiture of any of the Company’s or any of the Company’s Affiliates’ assets, accept any operational restriction on the Company’s or any of the Company’s Affiliates’ business, or agree to take any action that limits the Company’s or the Company’s Affiliates’ commercial practices in any way to obtain any consent, acceptance or approval of any Governmental Entity to consummate the transactions contemplated by this Agreement; or

(ii) propose or agree to accept any term or condition or otherwise modify the terms of this Agreement, including for the avoidance of doubt the terms or the amount of the Shares to be delivered by the Company under this Agreement, to obtain any consent, acceptance or approval of any Governmental Entity to the consummation of the transactions contemplated hereby if such term, condition or modification would (A) materially adversely affect (with respect to the Company or the Company’s Affiliates) any term of the transactions contemplated by this Agreement (other than a financial term), or (B) adversely affect (with respect to the Company or the Company’s Affiliates) any financial term of the transactions contemplated hereby.

(iii) Any of the foregoing contemplated by clauses (i) and (ii) above shall be a “Company Burdensome Condition”.

(iv) With regard to any Governmental Entity, neither the Purchaser nor any of its subsidiaries (or any of their respective Affiliates) shall, without the Company’s prior written consent, discuss or commit to any Company Burdensome Condition.

(f) Notwithstanding the foregoing, other than the filing under the HSR Act, with the Commission or with the NYSE, no other filing shall be made by any party in the United States with any Governmental Entity except as mutually agreed upon by the Company and the Purchaser.

Section 6.02. Press Release; Public Announcement.

(a) On the date hereof or promptly thereafter, the Company may issue a press release in the form of Exhibit B hereto and file a current report on Form 8-K with the Commission that does not include any additional information regarding the Purchaser, Purchaser Affiliates and the transactions contemplated hereby that is not included in such press release. The press release shall be an exhibit to such Form 8-K. The Company shall also be entitled to file a copy of this Agreement as an exhibit to its quarterly report on Form 10-Q for the fiscal quarter ending in July 2008. No other written public release or written announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

(b) The provisions of this Section 6.02 shall not (i) restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance, or (ii) limit the disclosure to any accountants, attorneys or advisors of the parties hereto of this Agreement or the transactions contemplated hereby, so long as such accountants, attorneys or advisors agree to be bound by the non-disclosure obligations contained in this Section 6.02.

Section 6.03. Further Assurances. Each of the Purchaser and the Company shall use its commercially reasonable best efforts to (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment, at the earliest practicable date, of all of the conditions to its respective obligations to consummate the transactions contemplated by this Agreement; provided that, the Company’s decision to proceed with the Company’s Convertible Senior Notes due between 2011 and 2015 shall be at its sole discretion.

ARTICLE 7

INDEMNIFICATIONS

Section 7.01. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company, the Purchaser and the Guarantor herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor until the date twenty four (24) months after the First Closing, except that the Company Fundamental Reps and the representations and warranties of the Purchaser and the Guarantor set forth in Section 4.02(c) through (g), (i), (j) (l) and (m) shall survive until the expiration of the applicable statute of limitations. All covenants and agreements made by the Company, the Purchaser and the Guarantor herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

Section 7.02. Indemnification. (a) Effective at and after the First Closing Date, the Company hereby indemnifies the Purchaser, its Affiliates and their respective successors and assignees and, effective at the First Closing Date, without duplication, the Guarantor, each subsidiary and their respective successors and assignees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto and any incidental, indirect or consequential damages, losses, liabilities or expenses, and any lost profits or diminution in value) (“Damages”), incurred or suffered by the Purchaser, any Affiliate of the Purchaser, the Guarantor, any subsidiary or any of their respective successors and assignees arising out of any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a “Warranty Breach”) or breach of covenant or agreement in any material respect made or to be performed by the Company pursuant to this Agreement.

(b) Effective at and after the First Closing Date, the Purchaser hereby indemnifies the Company, its Affiliates and their respective successors and assignees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Company, any of its Affiliates or any of their respective successors and assignees arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement.

Section 7.03 Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.02, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a)	if to the Purchaser, to:

COFCO (Hong Kong) Limited

33 Floor Top Glory Tower

262 Gloucester Road

Causeway Bay

Hong Kong

Attention: Lisa Luo

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

The Hong Kong Club Building

3A Chater Road

Hong Kong

Attention: Kirtee Kapoor

Davis Polk & Wardwell

26/F, Twin Towers West

B12, Jian Guo Men Wai Avenue

Chao Yang District

Beijing 100022 P.R. China

Attention:	Show-Mao Chen
Howard Zhang

(b)	if to the Company, to:

Smithfield Foods, Inc.

200 Commerce Street

Executive Office Building

Smithfield, VA 23430

Attention: Michael H. Cole

With a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

555 Thirteenth Street N.W.

Washington, D.C. 20004

Attention:	J. Warren Gorrell, Jr.
Bruce W. Gilchrist

(c) If to the Guarantor, to

COFCO (Hong Kong) Limited

33 Floor Top Glory Tower

262 Gloucester Road

Causeway Bay

Hong Kong

Attention: Lisa Luo

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

The Hong Kong Club Building

3A Chater Road

Hong Kong

Attention: Kirtee Kapoor

Davis Polk & Wardwell

26/F, Twin Towers West

B12, Jian Guo Men Wai Avenue

Chao Yang District

Beijing 100022 P.R. China

Attention:	Show-Mao Chen
Howard Zhang

or to such other address as such person may have furnished to the other persons identified in this Section 8.01 in writing in accordance herewith.

Section 8.02. Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Section 8.03. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the party against whom enforcement is sought.

Section 8.04. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

Section 8.05. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8.06. Applicable Law and Submission to Arbitration.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b) The parties to this Agreement shall attempt to settle any dispute, difference, controversy or claim of any kind arising out of or relating to this Agreement (including, but not limited to the breach, termination, construction, execution, operation, effect or invalidity of this Agreement) (a “Dispute”) through friendly consultation between the parties. If the Dispute cannot be resolved through consultation for any reason within fifteen (15) days, or such other period as may be extended in writing by the parties, of the Dispute being first notified to the other parties, the Dispute shall be settled definitively, finally and exclusively by binding arbitration as provided in this Section.

(c) If the parties are unable to resolve a Dispute as provided in this Section 8.06, the matter shall, at the written notice of any party, be definitively, finally and exclusively determined and settled pursuant to arbitration in Singapore, in accordance with the International Arbitration Rules of the International Chamber of Commerce (the “Rules”) by three (3) arbitrators, one (1) to be appointed by Purchaser and Guarantor, one (1) to be appointed by the Company, and a neutral arbitrator to be appointed by such two (2) party-appointed arbitrators. The neutral arbitrator shall not be a People’s Republic of China or United States citizen, shall be an attorney and shall act as chairperson. Any such arbitration may be initiated by a party by written notice (“Arbitration Notice”) to the other parties specifying the subject of the requested arbitration and appointing such party’s arbitrator for such arbitration. Should (i) a party receiving an Arbitration Notice fail to appoint an arbitrator as herein above contemplated by written notice to the party giving the Arbitration Notice within fifteen (15) days after the receipt of the Arbitration Notice, or (ii) the two (2) arbitrators appointed by or on behalf of the parties as contemplated in this Section hereof fail to appoint a neutral arbitrator as herein above contemplated within fifteen (15) days after the date of the appointment of the last arbitrator appointed by or on behalf of the parties, then the Singapore International Arbitration Centre, upon application of Purchaser/Guarantor or the Company involved in the Dispute, shall appoint an arbitrator to fill any such position with the same force and effect as though such arbitrator had been appointed as herein above contemplated.

(d) The language to be used in the arbitration proceedings shall be English, such that all proceedings, written submissions, and rulings shall be in English. Further, if documents exchanged by the parties pursuant to a discovery request are written in a language other than English, the party producing the documents must also provide, at the time of production, a certified English translation of the documents. Costs of translation shall be borne by the producing party.

(e) Once the arbitration panel is constituted and except as may otherwise be agreed in writing by the parties involved in such Dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the Dispute will be held within ninety (90) days after submission of the Dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators.

(f) A determination, award or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of at least two (2) of the three (3) arbitrators. The arbitration award shall be final and conclusive and shall receive recognition, and judgment upon such award may be entered and enforced in any court of competent jurisdiction. In the event of any conflict between the Rules and the provisions of this Section, the provisions of this Section shall govern and control. Any damage awards by the arbitrators shall be promptly paid free of any deduction or offset; and any costs or fees incident to enforcing the award shall to the maximum extent permitted by applicable law be charged against the party resisting such enforcement. Subject to the provisions of this Agreement, the arbitrators shall have the power to award any type of relief that is just and appropriate in the arbitrators’ discretion, including damages, injunctive orders, orders for specific performance and declarations of rights.

(g) The arbitration fees and costs of arbitration shall be borne by the losing party or as directed by the arbitration panel.

(h) In the course of arbitration, both parties shall continue to perform their obligations under this Agreement except the parts under arbitration.

(i) Nothing in this Agreement shall limit the rights of the parties to engage in reasonable discovery, including in the form of written discovery and depositions, whether fact or expert, in order to obtain information necessary to prosecute or defend the claims brought. Any disputes regarding discovery shall be determined by the arbitration panel, which determination shall be final and binding.

(j) Nothing herein contained shall be construed as preventing any party from instituting legal action in any court in any jurisdiction against any other party for any interim, provisional or injunctive relief to the full extent permitted under applicable law, pending final resolution of any Dispute under this Section. Any such interim, provisional or injunctive relief and the right thereto shall fully and finally expire no later than upon judicial confirmation of the final arbitration award, unless such relief is continued by the final arbitration award. The institution and maintenance of any judicial action or proceeding for such provisional relief shall not constitute a waiver of the right or obligation of any party to submit any Dispute to arbitration, including any Dispute arising from the exercise of any such interim, provisional or injunctive relief.

(k) The provisions of this Section shall survive any termination, cancellation or expiration of this Agreement. If any provisions of this Section shall be held invalid or unenforceable against any party, in whole or in part, by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate the remaining provisions of this Section of this Agreement.

(l) The arbitrators shall provide a comprehensive written opinion, with detained findings of fact and conclusions of law. The arbitrators’ decision shall be final and binding as to questions of fact and law and any decision of the arbitrators may be entered in, and enforced by, any court having jurisdiction.

(m) Each party hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.01.

Section 8.07. Termination. This Agreement may be terminated at any time prior to each Closing:

(a) by either the Purchaser or the Company if such Closing shall not have occurred by the 90th calendar day following the date of this Agreement;

(b) by either the Purchaser or the Company if the conditions precedent to First Closing are not satisfied within 16 calendar days following the date of this Agreement;

(c) by either the Purchaser or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

(d) by the mutual written consent of the Purchaser and the Company; or

(e) by either the Purchaser or the Company, upon notice to the other party if such party in good faith reasonably determines that one or more conditions set forth in Article 3 has become impossible to be satisfied on or prior to the 90-day period as described in Section 8.07(a) above.

In the event of termination of this Agreement as provided in this Section 8.07, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto provided that nothing herein shall relieve either party from liability for any breach of this Agreement prior to termination.

Section 8.08. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Section 8.09. Facsimile. The parties agree that execution of this Agreement by facsimile transmission or pdf email shall be legally valid and binding.

Section 8.10 Non-Occurrence of Second Closing. Notwithstanding anything to the contrary herein, if the Second Closing does not occur due to the Purchaser asserting the occurrence of a Material Adverse Effect, then at the Company’s request, the Guarantor shall cause Mr. Ning or other Purchaser Nominee to resign from the Board of Directors. If Mr. Ning or other Purchaser Nominee resigns pursuant to the preceding sentence, then the Purchaser’s and its Purchaser Affiliates’ obligations under Sections 5.02(c)-(g) shall immediately and automatically become null and void.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STARBASE INTERNATIONAL LIMITED

By:	/s/ Yu Xubo
Name:	Yu Xubo
Title:	Director

Number of Shares: 7,000,000

As Guarantor of the Purchaser’s obligations under this Agreement:

COFCO (HONG KONG) LIMITED

By:	/s/ Yu Xubo
Name:	Yu Xubo
Title:	Director

Agreed to and Accepted by:

SMITHFIELD FOODS, INC.

By:	/s/ Richard J.M. Poulson
Name:	Richard J.M. Poulson
Title:	Executive Vice President